UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
DMC Global Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 30, 2025

Dear Stockholders of DMC Global Inc.:
The Board of Directors (the “Board”) of DMC Global Inc. (“DMC”) announced that it is presenting Clifton Peter Rose as a substitute nominee for election as a director at the Annual Meeting of Stockholders to be held on Wednesday, May 14, 2025 at 8:30 a.m. local time (the “Annual Meeting”). Mr. Rose’s nomination follows the resignation of Simon M. Bates, a member of the Board and a nominee for election as a director at the Annual Meeting, who has stepped down as a director of the Board effective April 30, 2025 after accepting a position at a company that directly competes with one of DMC’s businesses. Accordingly, Mr. Bates is no longer a nominee for election to the Board at the Annual Meeting. Mr. Rose has served as a director of the Board since 2016. In light of Mr. Bates’s resignation, Mr. Rose has agreed to continue serving as a director for another year, if elected, thus providing valuable continuity and preserving his institutional knowledge as DMC conducts a search for new directors.

Because this change affects the matters to be voted on at the Annual Meeting, we are providing additional information in the enclosed Supplement to the Proxy Statement (the “Proxy Supplement”), and an amended notice and proxy card to enable stockholders to change any votes cast for Mr. Bates and vote on the election of Mr. Rose. For technical purposes, the election of Mr. Rose as a director is being considered as a separate voting matter (Proposal 5). If you sign and return the amended proxy card, it will revoke and replace any previous proxy card you have submitted. If you have already returned your proxy card and do not sign and return the amended proxy card, your previously submitted proxy will be voted at the Annual Meeting with respect to all other proposals but will not be counted in determining the outcome of the election of Mr. Rose to the Board and any votes cast for Mr. Bates will be disregarded.

Please read the Proxy Statement that was filed with the Securities and Exchange Commission on April 1, 2025 and the enclosed Proxy Supplement in their entirety, as together they contain information that is important to your voting decisions at the Annual Meeting.

We encourage you to vote so that your shares will be represented at the Annual Meeting. Information on how you may vote your shares appears on the following pages.

Thank you for your ongoing support of and continued interest in DMC.

Sincerely,

James O’Leary
Executive Chairman, Interim President and Chief Executive Officer

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 14, 2025
8:30 a.m. Local Time

11800 Ridge Parkway,
Suite 300,
Broomfield, Colorado 80021

To the Stockholders of DMC Global Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DMC Global Inc., a Delaware corporation, will be held on May 14, 2025, at 8:30 a.m. local time at 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021, for the following purposes:

1.    To elect the four director nominees identified in the proxy statement to hold office until the 2026 Annual Meeting of Stockholders;

2.    To approve a non-binding, advisory vote on the compensation of our named executive officers;

3.    To approve the DMC Global Inc. 2025 Omnibus Incentive Plan;

4.    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

5.    To elect Clifton Peter Rose as a director to hold office until the 2026 Annual Meeting of Stockholders; and

6.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on March 20, 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 14, 2025. Similar to last year, we will be using the “Notice and Access” method that allows companies to provide proxy materials to stockholders via the Internet. On or about April 1, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials which contains specific instructions on how to access Annual Meeting materials via the Internet, as well as instructions on how to request paper copies. We believe this process should provide a convenient way to access your proxy materials and vote. The Proxy Supplement, the Proxy Statement and our annual report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.investorvote.com/boom.

By Order of the Board of Directors,

AARON DALNOOT
Corporate Secretary

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS PROVIDED TO YOU AND VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 14, 2025

On April 1, 2025, DMC Global Inc. (“DMC”) filed its proxy statement (the “Proxy Statement”) relating to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 1, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials which contains specific instructions on how to access Annual Meeting materials via the Internet, as well as instructions on how to request paper copies. This Supplement to the Proxy Statement (the “Proxy Supplement”) is being filed to revise our slate of nominees for election to the Board of Directors of DMC (the “Board”) at the Annual Meeting by removing Simon M. Bates and adding Clifton Peter Rose.

Except as supplemented or amended by the information contained in this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged. We urge you to read this Proxy Supplement carefully and in its entirety together with the Proxy Statement.

Withdrawal of Nominee for Election as Director

On April 25, 2025, Simon M. Bates, a member of the Board and a nominee for re-election as a director at the Annual Meeting, informed DMC of his decision to resign from the Board effective April 30, 2025 and not to stand for re-election at the Annual Meeting. Mr. Bates resigned from his position in connection with his acceptance of a position at a company that directly competes with one of DMC’s businesses. Mr. Bates’s resignation is not the result of any disagreement with DMC or the Board on any matter relating to the operations, policies or practices of DMC.

Accordingly, Mr. Bates is no longer a nominee for election to the Board at the Annual Meeting. The remaining four nominees for election to the Board named in the Proxy Statement will continue to stand for election at the Annual Meeting.

Substitute Nominee for Election as Director

DMC previously announced that director Clifton Peter Rose would retire from the Board at the end of his current term and not stand for re-election at the Annual Meeting. In light of Mr. Bates’s resignation and decision not to stand for re-election at the Annual Meeting, the Board has determined to nominate Mr. Rose as a substitute nominee for election as a director at the Annual Meeting in place of Mr. Bates. Information relating to Mr. Rose and his proposed election as a director at the Annual Meeting is being provided in this Proxy Supplement.

As stated in the Proxy Statement, in the event that any nominee should be unavailable for election as a result of an unexpected occurrence, the proxy holders may vote for the election of such substitute nominee as the Corporate Governance and Nominating Committee of the Board may propose. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated Mr. Rose as a substitute nominee in place of Mr. Bates.

Accordingly, the revised list of nominees for election as directors at the Annual Meeting are now Ruth I. Dreessen, Michael A. Kelly, James O’Leary, Clifton Peter Rose and Ouma Sananikone. For technical purposes, the election of Mr. Rose is being considered as a new, separate voting matter (Proposal 5). We are also providing an amended proxy card to enable stockholders to vote on the revised nominees for election as directors, including Mr. Rose.

Except for the new Proposal 5 and the amended notice and proxy card, this Proxy Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement. This Proxy Supplement should be read in conjunction with the Proxy Statement, which contains important additional information.

The amended proxy card enclosed with this Proxy Supplement differs from the original proxy card previously furnished to you in that the amended proxy card removes Simon M. Bates as a nominee for director in Proposal 1 and includes the election of Clifton Peter Rose as a nominee for director as a new Proposal 5. If you have already voted, we encourage you to resubmit your vote on all proposals by submitting the amended proxy card with this Proxy Supplement or by submitting a proxy by telephone or through the Internet by following the procedures on your amended proxy card. However, if you return, or have returned, an original proxy card, your proxy will remain valid for all of the other proposals and director nominees except Mr. Rose because he is not listed as a nominee on the original proxy card, and will be voted at the Annual Meeting unless revoked. PLEASE NOTE THAT IF YOU SUBMIT A NEW PROXY CARD IT WILL REVOKE ALL PRIOR PROXY CARDS, SO IT IS IMPORTANT TO INDICATE YOUR VOTE ON EACH PROPOSAL ON THE NEW PROXY CARD.

PROPOSAL 5.
ELECTION OF CLIFTON PETER ROSE AS A DIRECTOR

On April 25, 2025, Simon M. Bates, a member of the Board and a nominee for re-election as a director at the Annual Meeting, informed DMC of his decision to resign from the Board effective April 30, 2025 and not to stand for re-election at the Annual Meeting. Accordingly, Mr. Bates is no longer a nominee for election to the Board at the Annual Meeting and the Board has nominated Clifton Peter Rose as a substitute nominee for re-election to the Board at the Annual Meeting to hold office until the 2026 Annual Meeting of Stockholders, or until his successor is elected and qualified, or until his earlier death, resignation, or removal. In addition to Mr. Rose, the other nominees for election to the Board at the Annual Meeting under Proposal 1 are Ruth I. Dreessen, Michael A. Kelly, James O’Leary and Ouma Sananikone. The Board continues to recommend a vote “FOR” each of the foregoing nominees.

Biographical information on all nominees other than Mr. Rose is set forth in the Proxy Statement. Biographical information with respect to Mr. Rose’s specific experience, qualifications, attributes and skills that led our Board to conclude that he should serve as a director of DMC, in light of our business and corporate strategy, is set forth below.

Clifton Peter Rose, 73, has served as a director since November 2016. Following the resignation of Mr. Bates on April 30, 2025, Mr. Rose was appointed as Chair of the Risk Committee and to the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. He currently is a Senior Advisor at FGS Global, one of the leading strategic communications firms in the United States, Europe and Asia. He was a Senior Advisor to Blackstone, the world’s largest alternative asset manager, from 2016 to 2022. From 2007 to 2016, he was a Senior Managing Director with Blackstone, and served as its global head of public affairs. Mr. Rose also spent 20 years with Goldman Sachs, where he was a managing director and held a variety of senior positions in government relations and media relations in Washington DC, New York and Hong Kong. From 1983 to 1987 he was chief of staff to Congressman Mike Synar (D-Okla) and a partner with the law firm of Williams and Jensen in Washington DC. Mr. Rose is a graduate of The George Washington University and The Yale Law School.

Mr. Rose has done extensive work with world-leading financial, investment banking and strategic communications firms, which brings depth to the Board in the areas of strategic planning, leadership, risk management, public relations and corporate governance. Mr. Rose’s substantial experience reviewing and analyzing acquisitions and investments provides unique and valuable perspectives to the Board as it analyzes growth strategies and opportunities. Mr. Rose’s key skills and experience include: Executive Leadership; Environmental, Social & Governance; Risk Management; Finance/Capital Markets; Government, Legal, or Regulatory; Human Capital Management/Executive Compensation; International; and Mergers, Divestures & Acquisitions.

Stock Ownership

As of March 20, 2025, Mr. Rose beneficially owned 44,408 shares of DMC common stock. Additional information regarding the beneficial ownership of DMC common stock as of March 20, 2025 by each of DMC’s directors, including Mr. Rose, is included in our Proxy Statement.

Director Independence

The Board has determined that Mr. Rose is an “independent” director under the rules promulgated by the Securities and Exchange Commission and applicable rules of The Nasdaq Stock Market LLC, including as applicable to service on each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. In making its determinations of independence, the Board considered factors for Mr. Rose such as other directorships, employment or consulting arrangements, and any relationships with our customers or suppliers. The Board also considered a review of any transactions with entities associated with Mr. Rose or members of his immediate family. The Board determined that there were no related-party transactions or other relationships that needed to be considered in evaluating whether Mr. Rose is independent.

Director Compensation
Information about DMC’s director compensation program and 2024 compensation for each member of the Board, including Mr. Rose, is included in our Proxy Statement.

Requisite Vote

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; however, pursuant to our Majority Voting Policy, any director who fails to receive a majority of the votes cast (in person or by proxy) “FOR” such candidate is required to submit a letter of resignation to the Board. Abstentions and broker non-votes will not be counted as votes cast for purposes of this proposal and will have no legal effect on this proposal.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” CLIFTON PETER ROSE AS A DIRECTOR.

VOTING AND REVOCABILITY OF PROXIES

Please vote as soon as possible using the amended proxy card enclosed with this Proxy Supplement, which includes new Proposal 5 - the election of Mr. Rose as a director. If you have already voted, you are not required to vote again. If you would like to vote for the election of Mr. Rose however, you must vote again using the amended proxy card.

If you return, or have already returned, an original proxy card, then the votes indicated on such original proxy card will remain valid for each of the proposals and director nominee elections other than Proposal 5 and will be voted at the Annual Meeting unless revoked. Please note that the submission of a new proxy card will revoke all prior proxy cards submitted, so it is important to indicate your vote for each proposal on any new proxy card, including those included on the amended proxy card, the original proxy card or any previously submitted proxy card.

If the amended proxy card or original proxy card is properly signed, dated and returned and is not revoked, the proxy will be voted at the Annual Meeting in accordance with your instructions indicated on the proxy card. If no instructions are given on how to vote your shares, your proxy will be voted in accordance with the Board’s recommendations on the proposals included on such proxy card.

You may revoke your proxy and change your vote at any time before your vote is due, including the final vote at the Annual Meeting if you have the right to vote at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Mr. Rose has consented to be named in this Proxy Supplement and to serve as a director, if elected. Our management has no reason to believe that Mr. Rose will be unable to serve. If Mr. Rose becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for Mr. Rose will instead be voted for the election of a substitute nominee that the Corporate Governance and Nominating Committee of the Board may propose.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

DMC™

VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommends vote FOR each Nominee in Proposals 1 and 5 and FOR Proposals 2 through 4.

1. Election of Directors:

01 - James O'Leary   02 - Ruth I. Dreessen   03 - Michael A. Kelly   04 - Ouma Sananikone

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04
☐	☐	☐	☐

	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
3. Approval of the DMC Global Inc. 2025 Omnibus Incentive Plan.	☐	☐	☐
4. Ratification of appointment of Ernst & Young LLP as auditor for 2025.	☐	☐	☐

	For	Withhold
5. Election of Clifton Peter Rose as a director.	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

045H1B

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — DMC Global Inc.

2025 Annual Meeting of DMC Global Inc. Stockholders
May 14, 2025, 8:30 a.m. local time
11800 Ridge Parkway, Suite 300, Broomfield, CO 80021

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DMC GLOBAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS – May 14, 2025

The undersigned hereby constitutes and appoints Eric V. Walter and Brett A. Seger, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and vote all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of DMC Global Inc. to be held at 11800 Ridge Parkway, Suite 300, Broomfield, CO 80021, on May 14, 2025, at 8:30 a.m., local time, and at any postponements, continuations and adjournments thereof, on all matters as may properly come before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

(Continued and to be signed on reverse side.)